Exhibit 99.1

Goodman Networks Reports First Quarter 2016

Revenue and Earnings

FRISCO, TX, May 16, 2016 – Goodman Networks Incorporated today announced financial results for the three months ended March 31, 2016.

Revenue was $129.9 million for the three months ended March 31, 2016 compared to $213.4 million for the three months ended March 31, 2015. The Company reported Adjusted EBITDA of $2.7 million and net loss of $11.0 million for the three months ended March 31, 2016 compared to Adjusted EBITDA of ($4.8) million and net loss of $28.5 million for the three months ended March 31, 2015.

“We saw a great start to the year as margins increased across each of our business segments,” stated Ron Hill, Goodman Networks’ executive chairman and chief executive officer. “Our efforts to right-size the business and innovate our business processes are starting to have a significant impact on our business.”

Gross margin increased to 16.2% for the three months ended March 31, 2016 from 9.2% for the same period in 2015, an increase of 7.0%. Overall margin increase is primarily due to the performance of our Professional Services and Infrastructure Services segment. Even with the decline in revenue, our restructuring efforts have caused our costs to better align with demand allowing us to improve margins for the three months ended March 31, 2016.

Our Infrastructure Services margin increased to 11.6% for the three months ended March 31, 2016 from 6.2% in 2015 primarily due to the change in our project mix to projects with higher margins and our cost cutting initiatives implemented through the 2014 Restructuring Plan. Field Services margin also increased to 19.3% for the three months ended March 31, 2016 from 18.8% for the three months ended March 31, 2015 primarily due to the impact of operational improvement initiatives focused on training and quality. Operational improvements in our Field Services segment were offset by on-boarding costs for technicians to support revenue growth and perform newly awarded Digital Life work for AT&T. Our Professional Services margin increased to 14.5% for the three months ended March 31, 2016 from negative 1.7% during the same period in 2015. The increase was due to the completion of projects with higher margins coupled with our cost cutting initiatives. The Professional Services and Field Services margins continue to improve due to our initiatives to align costs with revenue and innovate and automate business processes.

Summary financial statements for the three months ended March 31, 2016 are included in Exhibit A to this earnings announcement.

Summary results are presented below.

Results for the three months ended March 31, 2015 and 2016 (dollars in thousands)

	Three Months Ended March 31,
	2015	2016
	(Unaudited)
	Amount	Amount	Change ($)
Revenues:
Infrastructure Services	$140,591	$42,948	$(97,643)
Field Services	58,859	72,536	13,677
Professional Services	13,921	14,387	466

Total revenues	213,371	129,871	(83,500)
Cost of revenues:
Infrastructure Services	131,881	37,980	(93,901)
Field Services	47,796	58,565	10,769
Professional Services	14,163	12,301	(1,862)

Total cost of revenues	193,840	108,846	(84,994)
Gross profit:
Infrastructure Services	8,710	4,968	(3,742)
Field Services	11,063	13,971	2,908
Professional Services	(242)	2,086	2,328

Total gross profit	19,531	21,025	1,494
Gross margin as percent of segment revenues:
Infrastructure Services	6.2%	11.6%
Field Services	18.8%	19.3%
Professional Services	(1.7)%	14.5%

Total gross margin	9.2%	16.2%
Selling, general and administrative expenses	28,293	19,667	(8,626)
Restructuring expense	6,338	955	(5,383)
Impairment expense	2,275	361	(1,914)

Operating income (loss)	(17,375)	42	17,417
Interest income	(36)	(39)	(3)
Interest expense	10,855	11,017	162

Loss before income taxes	(28,194)	(10,936)	17,258
Income tax expense	331	51	(280)

Net loss from continuing operations	$(28,525)	$(10,987)	$17,538

Selling, general and administrative expense of $19.7 million for the three months ended March 31, 2016 decreased $8.6 million from 2015 primarily due to decreases in headcount and other employee related costs, in depreciation and amortization expense, and in stock compensation expense for the three months ended March 31, 2016. Selling, general and administrative expense as a percentage of revenue increased to 15.1% for the three months ended March 31, 2016 from 13.3% for same period in 2015 due primarily to the decline in revenue.

Cash as of March 31, 2016 was $14.7 million and availability under the Credit Facility was $16.6 million, yielding net liquidity of $31.3 million compared to cash as of December 31, 2015 of $39.8 million and availability of $22.5 million, yielding net liquidity of $62.3 million.

Adjusted EBITDA was $2.7 million for the three months ended March 31, 2016, an increase of $7.5 million from ($4.8) million from 2015, which was driven primarily by the decline in selling, general and administrative expenses from Q1 2015.

Goodman Networks Conference Call Information

Goodman Networks will host a conference call to discuss its financial and operational results at 8:00 AM Central Time (CT) on Monday, May 16, 2016. Dial-in information for the conference call is as follows:

Date:	Monday, May 16, 2016
Time:	8:00 AM CT
Call-in number:	(844) 308-5977 or (408) 427-3705
Participant Passcode:	9504198

Please plan on accessing the conference call 5 minutes prior to the scheduled start time. A replay of the call will be available within two hours of completion of the call and accessible for seven days. To listen to a replay of the call, please dial (855) 859-2056 or (404) 537-3406 and use passcode 9504198 prior to 10:59 PM CT on Monday, May 23, 2016.

About Goodman Networks Incorporated

Goodman Networks is a leading provider of end-to-end network infrastructure, field and professional services to the wireless telecommunications and satellite television industries. Since its founding in 2000, Goodman Networks has grown to become one of the largest multi-vendor network and infrastructure service providers to the telecommunications industry in the United States. Additional information can be found at www.goodmannetworks.com.

Forward-Looking Statements

This earnings release and the conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this earnings release. Such risks and uncertainties include our reliance on one customer for the vast majority of our revenues, our ability to maintain a level of service quality satisfactory to this customer across a broad geographic area, our ability to manage or refinance our substantial level of indebtedness and our ability to generate sufficient cash to service our indebtedness, our ability to raise additional capital to fund our operations and meet our obligations, our ability to translate amounts included in our estimated backlog into revenue or profits, our ability to weather business and economic conditions and trends affecting our customers and the cyclical nature of the telecommunications and subscription television service industries, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the future impact of any acquisitions or dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs and the availability of financing, and the other risks detailed in our filings with the Securities and Exchange Commission. We do not undertake to update forward-looking statements.

Non-GAAP Financial Measures

We present EBITDA because we consider it to be an important supplemental measure of our operating performance and we believe that such information will be used by securities analysts, investors and other interested parties in the evaluation of our results. We present Adjusted EBITDA, which adjusts EBITDA for items that management does not consider to be reflective of our core operating performance, because it may be used by certain investors as a measure of operating performance. Management considers core operating performance to be that which can be affected by managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Adjusted EBITDA adjusts EBITDA to eliminate the impact of certain items, including: (i) share-based compensation (non-cash portion); (ii) certain restructuring fees and expenses; (iii) amortization of debt issuance costs; and (iv) impairment charges recognized on our long-lived assets.

	Three months ended March 31,
	2015	2016
EBITDA and Adjusted EBITDA:
Net loss	$(28,525)	$(10,987)
Income tax expense	331	51
Interest expense, net	10,819	10,978
Depreciation and amortization	2,877	1,672

EBITDA	(14,498)	1,714
Share-based compensation	1,963	544
Restructuring expense	6,338	955
Amortization of debt issuance costs	(873)	(894)
Asset impairments	2,275	361

Adjusted EBITDA	$(4,795)	$2,680

Estimated Backlog

The Company refers to the amount of revenue it expects to recognize over the next 18 months from future work on uncompleted contracts, including master service agreements and new contractual agreements on which work has not begun, as its “estimated backlog.” The Company determines the amount of estimated backlog for work under master service agreements based on historical trends, anticipated seasonal impacts and estimates of customer demand based upon communications with customers. The Company’s estimated 18-month backlog as of March 31, 2016 was $1.2 billion.

Goodman Networks Contact:

Investor Relations:	Joy L. Brawner
Chief Financial Officer
jbrawner@goodmannetworks.com
(972) 421-5739

Exhibit A

Goodman Networks Incorporated

Consolidated Balance Sheets

(In Thousands, Except Share Amounts and Par Value)

	December 31, 2015	March 31, 2016
		(Unaudited)
Assets
Current Assets
Cash	$39,832	$14,702
Accounts receivable, net of allowances for doubtful accounts of $107 at December 31, 2015 and $83 at March 31, 2016	28,812	34,926
Unbilled revenue on completed projects	11,755	11,661
Costs in excess of billings on uncompleted projects	21,060	21,600
Inventories	15,352	13,480
Prepaid expenses and other current assets	3,394	5,567
Income tax receivable	204	204

Total current assets	120,409	102,140
Property and equipment, net of accumulated depreciation of $33,862 at December 31, 2015 and $34,129 at March 31, 2016	21,089	20,927
Deposits and other assets	2,553	2,514
Insurance collateral	15,035	14,735
Intangible assets, net of accumulated amortization of $14,508 at December 31, 2015 and $15,138 at March 31, 2016	14,412	13,782
Goodwill	69,178	69,178

Total assets	$242,676	$223,276

Liabilities and Shareholders’ Deficit
Current Liabilities
Line of credit	$—	$573
Accounts payable	45,886	50,984
Accrued expenses	57,194	45,018
Income taxes payable	311	328
Billings in excess of costs on uncompleted projects	6,061	4,372
Deferred revenue	2,295	1,760
Deferred rent	115	93
Current portion of capital lease and notes payable obligations	775	966

Total current liabilities	112,637	104,094
Notes payable, net of deferred financing cost	315,748	316,647
Capital lease obligations	400	255
Accrued expenses, non-current	6,921	6,689
Deferred revenue, non-current	8,973	7,995
Deferred tax liability	1,714	1,714
Deferred rent, non-current	414	447

Total liabilities	446,807	437,841
Shareholders’ Deficit
Common stock, $0.01 par value, 10,000,000 shares authorized; 1,029,072 issued and 912,754 outstanding at December 31, 2015 and March 31, 2016	10	10
Treasury stock, at cost, 116,318 shares at December 31, 2015 and March 31, 2016	(11,756)	(11,756)
Additional paid-in capital	25,914	26,458
Accumulated other comprehensive income	18	27
Accumulated deficit	(218,317)	(229,304)

Total shareholders’ deficit	(204,131)	(214,565)

Total liabilities and shareholders’ deficit	$242,676	$223,276

Goodman Networks Incorporated

Consolidated Statements of Operations

(In Thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2016
Revenues	$213,371	$129,871
Cost of revenues	193,840	108,846

Gross profit (exclusive of depreciation and amortization included in selling, general and administrative expense shown below)	19,531	21,025
Selling, general and administrative expenses	28,293	19,667
Restructuring expense	6,338	955
Impairment expense	2,275	361

Operating (loss) income	(17,375)	42
Interest expense, net	10,819	10,978

Loss before income taxes	(28,194)	(10,936)
Income tax expense	331	51

Net loss	$(28,525)	$(10,987)

Other comprehensive income:	—	9

Comprehensive loss	$(28,525)	$(10,978)

Goodman Networks Incorporated

Consolidated Statements of Cash Flows

(In Thousands)

	Three Months Ended March 31,
	2015	2016
Operating Activities
Net loss	$(28,525)	$(10,987)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	1,423	1,042
Amortization of intangible assets	1,454	630
Amortization of debt discounts and deferred financing costs	859	899
Impairment charges	2,275	361
Change in estimate of doubtful accounts	575	90
Deferred tax expense	278	—
Share-based compensation expense	1,963	544
Change in fair value of contingent consideration	(726)	—
Loss of disposal of property and equipment	—	121
Changes in:
Accounts receivable	21,409	(6,205)
Unbilled revenue	(3,138)	94
Costs in excess of billings on uncompleted projects	11,850	(540)
Inventories	1,827	1,872
Prepaid expenses and other assets	(1,422)	(1,831)
Accounts payable and other liabilities	(28,848)	(7,037)
Income taxes payable / receivable	(701)	17
Billings in excess of costs on uncompleted projects	(18,123)	(1,689)
Deferred revenue	1,598	(1,513)
Deferred rent	(18)	12

Net cash used in operating activities	(35,990)	(24,120)

Investing Activities
Purchases of property and equipment	(1,324)	(1,364)
Change in due from shareholders	1	—

Net cash used in investing activities	(1,323)	(1,364)

Financing Activities
Proceeds from lines of credit	199,157	149,372
Payments on lines of credit	(199,157)	(148,799)
Payments on capital leases, notes payable	(206)	(222)
Payments on guarantee arrangements	(4,000)	—

Net cash provided by (used in) financing activities	(4,206)	351

Effect of exchange rate changes on cash	(1)	3

Decrease in cash	(41,520)	(25,130)
Cash, Beginning of Period	76,703	39,832

Cash, End of Period	$35,183	$14,702